UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): April 18, 2013

TEXAS INSTRUMENTS INCORPORATED
(Exact name of registrant as specified in charter)

DELAWARE	001-03761	75-0289970
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

12500 TI BOULEVARD
P.O. BOX 660199
DALLAS, TEXAS 75266-0199
(Address of principal executive offices)

Registrant’s telephone number, including area code: (214) 479-3773

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.  Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders held on April 18, 2013, the stockholders elected TI’s Board of Directors and voted upon two Board proposals contained within our Proxy Statement dated March 5, 2012.

The Board nominees were elected with the following vote:

Nominee	For	Against	Abstentions	Broker Non-Votes

Ralph W. Babb, Jr.	874,071,967	11,995,787	5,352,476	95,086,912
Mark A. Blinn	882,932,441	3,070,824	5,416,965	95,086,912
Daniel A. Carp	878,329,318	7,806,606	5,284,306	95,086,912
Carrie S. Cox	861,581,426	24,470,378	5,368,426	95,086,912
Pamela H. Patsley	866,071,955	20,006,896	5,341,379	95,086,912
Robert E. Sanchez	873,891,072	12,108,616	5,421,042	95,086,912
Wayne R. Sanders	858,073,265	28,005,275	5,341,690	95,086,912
Ruth J. Simmons	857,819,310	28,269,228	5,331,692	95,086,912
Richard K. Templeton	863,298,353	19,466,305	8,655,572	95,086,912
Christine Todd Whitman	877,861,934	8,326,766	5,231,530	95,086,912

The stockholders voted on the following proposals and cast their votes as described below:

Proposal	For	Against	Abstentions	Broker Non-Votes

Board proposal regarding advisory approval of the company’s executive compensation	843,730,241	39,933,782	7,756,207	95,086,912

Proposal	For	Against	Abstentions

Board proposal to ratify the appointment of Ernst & Young LLP as the company’s independent registered public accounting firm for 2013	954,767,834	26,197,364	5,541,944

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXAS INSTRUMENTS INCORPORATED

Date: April 22, 2013	By:	/s/ JOSEPH F. HUBACH
Joseph F. Hubach
Senior Vice President, Secretary and General Counsel